CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Computone Corporation
Alpharetta, Georgia

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statement on Form S-8 pertaining to the Computone Corporation Amended and Restated Equity Incentive Plan, 1997 Equity Incentive Plan, and 1998 Equity Incentive Plan of our report dated June 30, 1999 relating to the consolidated financial statements and schedule of Computone Corporation included in the Company's Annual Report on Form 10-KSB for the year ended April 2, 1999. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


                                                                BDO Seidman, LLP

Atlanta, Georgia
June 30, 1999